Filed pursuant to Rule 424(b)(5)
Registration No. 333-222850

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 9, 2018)

    770,000 SHARES

SharpSpring, Inc.
Common Stock

We are offering 770,000 shares of our common stock in this offering. Our common stock is traded on the NASDAQ Capital Market under the symbol “SHSP.” On March 6, 2019, the last reported sale price of our common stock was $14.01 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share	Total
Public offering price	$ 13.00	$ 10,010,000
Underwriting discounts and commissions(1)	$ 0.78	$ 600,600
Proceeds to us, before expenses	$ 12.22	$ 9,409,400

(1) We have also agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-7 of this prospectus supplement for additional information.

We have granted the underwriters a 30-day option to buy up to an additional 115,500 shares of common stock from us to cover over-allotments, if any. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about March 11, 2019.

Sole Bookrunning Manager

Canaccord Genuity

Co-Managers

Craig-Hallum Capital Group	Lake Street Capital Markets

The date of this prospectus supplement is March 7, 2019.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-3
NOTE ON FORWARD-LOOKING STATEMENTS	S-4
USE OF PROCEEDS	S-5
CAPITALIZATION	S-6
DESCRIPTION OF COMMON STOCK	S-6
UNDERWRITING	S-7
LEGAL MATTERS	S-9
EXPERTS	S-9
WHERE YOU CAN FIND MORE INFORMATION	S-9

ACCOMPANYING BASE PROSPECTUS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	4
USE OF PROCEEDS	4
DESCRIPTION OF SECURITIES TO BE REGISTERED	5
SELLING SECURITY HOLDERS	14
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	18
EXPERTS	18
WHERE YOU CAN FIND MORE INFORMATION	18
INFORMATION INCORPORATED BY REFERENCE	19

______________________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.
______________________________

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-222850) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $50.0 million. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities under the registration statement, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement provides specific details regarding this offering of shares of common stock by us, including the purchase price per share. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since the date set forth on the respective documents.

References in this prospectus supplement to “SharpSpring,” the “Company,” “we,” “our” or “us” and other similar terms means SharpSpring, Inc., a Delaware corporation.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Our Company

SharpSpring is a cloud-based marketing technology company. The SharpSpring platform is designed to improve the way that businesses communicate with their prospects and customers to increase sales. The Company’s flagship marketing automation platform uses advanced features such as web tracking, lead scoring and automated workflow to help businesses deliver the right message to the right customer at the right time. The SharpSpring platform is designed and built as a Software as Service (or SaaS) offering. We provide our products on a subscription basis, with additional fees charged if specified volume limits are exceeded by our customers.

We operate globally through SharpSpring, Inc., a Delaware corporation, and our wholly owned subsidiaries that consist of (i) SharpSpring Technologies, Inc., a Delaware corporation; (ii) InterInbox SA, a Swiss corporation; (iii) ERNEPH 2012A (Pty) Ltd., a South African limited company; (iv) ERNEPH 2012B (Pty) Ltd., a South African limited company; and (v) SMTP Holdings S.a.r.l., a Luxembourg S.a.r.l.

Our corporate headquarters is located at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608. Our telephone number is 888-428-9605. Our corporate website is www.sharpspring.com. The information on our website is not incorporated herein by reference and is not part of this prospectus supplement or the accompanying base prospectus.

Products and Services

We provide SaaS based marketing technologies to customers around the world. Our focus is on marketing automation tools that enable customers to interact with a lead from an early stage and nurture that potential customer using advanced features until it becomes a qualified sales lead or customer. Our platform also includes customer relationship management (CRM) technology that enables a business to store, manage and optimize customer and prospect data in a cloud-based environment. Additionally, a small portion of customers utilize our SharpSpring Mail+ product, which is a subset of the full suite solution that is focused on more traditional email marketing while also including some of the advanced functionality available in our premium offering.

Markets & Competition

Our SharpSpring product competes primarily in the marketing automation market. Based on industry reports, our growth rate and the growth rate of our competitors, we believe the market for marketing automation technology is currently growing at approximately 30% per year overall. The market for marketing automation software and related solutions is new and evolving, with high barriers to entry due to the complex nature of the technology. SharpSpring entered the market in 2014 with a highly competitive offering that achieved meaningful customer adoption in its first few years after launch. As of December 31, 2018, SharpSpring had approximately 2,100 paying customers and approximately 7,700 businesses using the platform, including agencies, agency clients and direct end user customers. We face competition from cloud-based software and SaaS companies including HubSpot, Act-On, Pardot (part of Salesforce.com), ActiveCampaign and Infusionsoft. We differentiate ourselves from the competition with the integration of specific tools designed for digital marketing agencies, and with SharpSpring’s advanced features, ease of use, platform flexibility, and value compared to other competitive offerings. SharpSpring is designed as a solution for small or mid-sized businesses, but focuses on selling to marketing agencies, who serve as partners providing a distribution channel to their clients. We estimate there are over 50,000 digital marketing agencies in the United States. As of December 31, 2018, we believe we had the second highest number of digital marketing agency customers in comparison to our competitors.

Since inception, the majority of our SharpSpring customers have been digital marketing agencies. A digital marketing agency is a firm that specializes in helping clients, usually small or mid-sized businesses, with their digital marketing initiatives like websites, email marketing, search engine optimization, social campaigns, pay-per-click advertising and other digital lead generation activities. We have built special tools in the SharpSpring application to allow agencies to manage their clients on the platform and optimize their efforts across their portfolio. We also have special pricing to agency customers to allow them the flexibility to resell the platform at a profit and manage their client relationships. In general, when we sell SharpSpring to an agency customer, we provide the agency with a SharpSpring license for the agency to use, plus a 3-pack of client licenses for the agency to deploy to their client base. This agency license and the pack of licenses are generally sold for a monthly recurring fee, plus an up-front onboarding fee. The agency has complete discretion over the pricing of the platform to their clients for the use, implementation and services related to SharpSpring. If an agency utilizes its pack of licenses and adds additional clients on to the platform, there is a monthly per-client fee charged to the agency based on the number of additional licenses the agency has deployed to their clients. Additionally, we charge customers for certain items if volume or transactional limits are exceeded, such as emails sent or contacts stored in the platform. In most cases, we provide support to the agency and the agency provides support to their clients on the platform, but for additional fees, we can provide product support to the agency’s client directly. Our objective is to partner with the agencies to grow and expand our businesses together using the SharpSpring platform.

The Offering

Common stock offered by us	770,000 shares of common stock

Common stock to be outstanding after this offering(1)	9,389,139 shares of common stock

Underwriters’ over-allotment option
We have granted the underwriters an option to buy up to an additional 115,500 shares of common stock from us to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of common stock in this offering for general corporate purposes. See the section entitled “Use of Proceeds” on page S-5.

NASDAQ Capital Market symbol	SHSP

Risk Factors	See the section entitled “Risk Factors” beginning on page S-3 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

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(1)
Based on 8,619,139 shares of common stock outstanding as of December 31, 2018. Unless otherwise indicated, the number of shares of our common stock outstanding before and after this offering excludes, as of such date:
●
1,654,552 shares of our common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $6.07;
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1,107,240 of our common stock issuable upon exercise of convertible notes at a conversion price of $7.50;
●
2,600,000 shares of our common stock reserved for issuance under our 2010 Employee Stock Plan, as amended; and
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30,000 shares of our common stock issuable upon exercise of warrants at a weighted average exercise price of $7.81.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks factors described below, together with other information in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein as set forth in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K for the year ended December 31, 2018. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks factors described in our SEC filings and below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to the Offering

Our management will have broad discretion over the use of the net proceeds from this offering. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for SharpSpring.

We may issue additional shares of capital stock in the future, which would increase the number of shares eligible for future resale in the public market and may result in dilution to our stockholders.

As of December 31, 2018, we had 1,654,552 shares of common stock subject to outstanding common stock purchase options, 1,107,240 shares of common stock issuable upon exercise of convertible notes, and 30,000 shares of common stock issuable upon exercise of warrants, as more fully described in the section entitled “Description of Common Stock.” In addition, we are not restricted from issuing additional shares of our common stock or securities convertible into or exchangeable for our common stock, except as described in the section entitled “Underwriting.” Because we may need to raise additional capital in the future to continue to expand our business, among other things, we may conduct additional equity offerings. To the extent our common stock purchase options, convertible notes, or warrants are exercised or converted, or we conduct additional equity offerings, we will issue additional shares of our common stock, which will increase the number of shares eligible for resale in the public market and result in dilution to our stockholders. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

We did not distribute any cash dividends in 2016, 2017, and 2018, and we do not anticipate paying cash dividends in the foreseeable future.

SharpSpring did not distribute any cash dividends in 2016, 2017, and 2018. Presently, we do not have any intentions to pay a dividend and our credit agreement with Western Alliance Bank restricts our ability to pay cash dividends on our common stock, and it will continue to do so for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of potential gain for the foreseeable future.

Our common stock is equity and is subordinate to our existing and future indebtedness.

Our common stock is equity interest in the Company and does not constitute indebtedness. As such, claims of holders of common stock will rank junior to all of our indebtedness and other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. In addition, common stock will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries as our right to participate in any distribution of assets of any of our subsidiaries, including upon the subsidiary’s liquidation, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. Further, common stock places no restrictions on the ability of our subsidiaries to incur additional indebtedness.

Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of common stock (i) dividends are payable only if declared by our board of directors or a duly authorized committee of our board and (ii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

Further, common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and incorporated by reference are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include, but are not limited to:

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the timing of the development of future products;
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projections of costs, revenue, earnings, capital structure and other financial items;
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statements of our plans and objectives;
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statements regarding the capabilities of our business operations;
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statements of expected future economic performance;
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statements regarding competition in our market; and
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assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;
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the ability of our agency partners to resell the SharpSpring platform to their clients;
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the occurrence of hostilities, political instability or catastrophic events;
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changes in customer demand;
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the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services;
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developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;
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security breaches, cybersecurity attacks and other significant disruptions in our information technology systems; and
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natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” in this prospectus supplement beginning on page S-3 and in our annual report on Form 10-K for the year ended December 31, 2018. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be $9,269,400 (or $10,680,810 assuming the over-allotment option is exercised in full), after deducting underwriting discounts and commissions and an aggregate of $140,000 in estimated offering expenses payable by us for this offering. We intend to use the net proceeds from the sale of common stock by us in this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018 on an actual basis and on an as adjusted basis after giving effect to the sale by us of the shares of common stock offered hereby at an offering price of $13.00 and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying base prospectus from our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2018.

	As of December 31, 2018
	Actual	As Adjusted
		(Unaudited)
Cash and cash equivalents	$9,320,866	18,590,266

Convertible notes, including accrued interest	$8,342,426	$8,342,426

Convertible notes embedded derivative	$214,350	$214,350

Stockholders’ equity:
Preferred stock, $.001 par value: authorized 5,000,000 shares, no shares issued or outstanding on an actual and as adjusted basis	$–	–
Common stock, $.001 par value: authorized 50,000,000 shares, issued 8,639,139 shares (actual) and 9,409,139 shares (as adjusted), respectively; outstanding 8,619,139 shares (actual) and 9,389,139 shares (as adjusted), respectively	$8,639	$ 9,409
Additional paid-in capital	30,446,838	39,715,468
Accumulated other comprehensive loss	(231,053)	(231,053)
Accumulated deficit	(17,352,706)	(17,352,706)
Treasury stock	(84,000)	(84,000)
Total stockholders’ equity	$12,787,718	$22,057,118

The number of shares of our common stock outstanding before and after this offering excludes, as of December 31, 2018:

●
1,654,552 shares of our common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $6.07;
●
1,107,240 of our common stock issuable upon exercise of convertible notes at a conversion price of $7.50;
●
2,600,000 shares of our common stock reserved for issuance under our 2010 Employee Stock Plan, as amended; and
●
30,000 shares of our common stock issuable upon exercise of warrants at a weighted average exercise price of $7.81.

DESCRIPTION OF COMMON STOCK

Upon consummation of this offering, 9,389,139 shares of our common stock will be outstanding. An additional 1,654,552 shares of our common stock are subject to outstanding common stock purchase options as of December 31, 2018. The options were issued by us to employees and non-employee directors of ours at exercise prices ranging from $5.11 to $9.07 per share with a weighted average exercise price of $6.07 per share. Additionally, 1,107,240 shares of our common stock are issuable upon exercise of convertible notes. The convertible notes may be converted, in whole or in part, into common stock at any time prior to the maturity date on March 28, 2023 at a conversion price of $7.50 per share, subject to customary adjustments. There are also 2,600,000 shares of our common stock reserved for issuance under our 2010 Employee Stock Plan. There are 30,000 shares of common stock issuable upon exercise of warrants at a weighted average exercise price of $7.81.

For a description of our common stock, please see “Description of Securities to be Registered” in the accompanying base prospectus.

UNDERWRITING

We have entered into an underwriting agreement with the underwriters identified in the table below (collectively, the “Underwriters”) for whom Canaccord Genuity LLC is acting as representative with respect to the shares being sold in this offering.

The Underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the overallotment option described below unless and until the overallotment option is exercised.

Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the Underwriters named below, and each Underwriter severally has agreed to purchase, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Canaccord Genuity LLC	577,500
Craig-Hallum Capital Group LLC	96,250
Lake Street Capital Markets, LLC	96,250
Total	770,000

The Underwriters propose to offer the common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.468 per share. After this offering, these figures may be changed by the Underwriters.

We have granted the Underwriters an option to buy up to an additional 115,500 shares of common stock from us to cover over-allotments, if any. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the Underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

The underwriting discounts and commissions are equal to the public offering price per share of common stock less the amount paid by the Underwriters to us per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid by us to the Underwriters in this offering assuming both no exercise and full exercise of the over-allotment option:

	No Exercise of Over-Allotment	Full Exercise of Over-Allotment
Per share	$ 0.78	$ 0.78
Total	$ 600,600	$ 690,690

We also will reimburse the Underwriters for certain expenses of the Underwriters (including, but not limited to, reasonable fees and disbursements of counsel to the Underwriters) in an amount not in excess of $75,000. We will bear all expenses of this offering. We expect that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $140,000.

Lock-Up Agreements

We and all of our directors and executive officers, and Evercel, Inc., have agreed that, subject to certain exceptions, we and they will not, without the prior written consent of Canaccord Genuity, offer, sell, contract to sell, pledge or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of, by them or any person controlled by them, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for our common stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until, and including the date that is, 90 days after the date of this prospectus supplement. Exceptions to the foregoing restrictions include, without limitation:

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transfers (i) to the spouse, domestic partner, parent, sibling, child or grandchild of such person or other person with whom the such has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the direct or indirect benefit of the undersigned or of an immediate family member of the undersigned; (ii) by bona fide gift, will or intestacy; (iii) for business entities, (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the such entity or (B) as part of a disposition, transfer or distribution by such entity to its members, limited partners or equity holders; or (iv) for trusts, to a trustor or beneficiary of the trust, subject, in each case, to specified conditions;

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the receipt by them from us of shares of common stock upon the vesting of restricted stock awards or exercise of options to purchase our securities issued pursuant to our equity incentive plans or the transfer of shares of common stock or any securities convertible into common stock to us upon a vesting event of our securities or upon the exercise of options or warrants to purchase our securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, subject to specified conditions;

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transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to us, pursuant to agreements under which we may (either with or without the prior consent of Canaccord Genuity) repurchase, repay or otherwise redeem such shares or securities or exercise a right of first refusal with respect to transfers of such shares or securities;

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the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, subject to specified conditions; or

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transfers of shares of common Stock or any security convertible into or exercisable or exchangeable for common stock that occurs by operation of law including pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee signs and delivers a lock-up agreement for the balance of the lock-up period.

Indemnification

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Price Stabilization and Short Positions

In connection with the offering, the Underwriters may purchase and sell the common stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Until distribution of the shares of our common stock is completed, SEC rules may limit the Underwriters from bidding for and purchasing shares of our common stock. However, the Underwriters may engage in transactions that stabilize the price of the shares of our common stock, such as bids or purchases to peg, fix or maintain that price. A “stabilizing transaction” is a bid for or the purchase of common stock on behalf of an Underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. Stabilizing transactions may cause the price of shares of our common stock to be higher than the price that might otherwise prevail in the open market.

If an Underwriter creates a short position in our common stock in connection with this offering (i.e., if it sells more shares of our common stock than are listed on the cover page of this prospectus supplement), the Underwriter may reduce that short position by purchasing shares of our common stock in the open market. A “covering transaction” is the bid for or purchase of common stock on behalf of an Underwriter to reduce a short position incurred by the Underwriter in connection with the offering. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above. A short position is more likely to be created if an Underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. Similar to other purchase transactions, an Underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise prevail in the open market.

An Underwriter also may impose a penalty bid, whereby the Underwriter may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in the offering for their account if the Underwriter repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

The Underwriters have advised us that these transactions may be effected on the NASDAQ Capital Market or otherwise. Neither we nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor the Underwriters make any representation that the Underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the Underwriters of the offering, or by their affiliates. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on such websites and any information contained in any other website maintained by the Underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved or endorsed by us or the Underwriters in their capacities as underwriters and should not be relied upon by investors.

Trading Market

Our common stock is traded on the NASDAQ Capital Market under the symbol “SHSP.”

Transfer Agent

The transfer agent for our common stock to be issued in this offering is Direct Transfer LLC FKA Interwest Transfer Company, Inc., located at 1981 E Murray Holladay Rd # 100, Salt Lake City, UT 84117.

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of SharpSpring, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.sharpspring.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules):

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Our Annual Report on Form 10-K for the year ended December 31, 2018;

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Our Proxy Statement on Schedule 14A filed on May 14, 2018 in connection with the annual meeting of stockholders held on June 13, 2018;

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Our Current Reports on Form 8-K filed with the SEC on February 27, 2019 (Item 5.02 and the related exhibits only); and

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The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on January 27, 2014 and March 6, 2019, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the registration statement of which this prospectus is a part and prior to the termination of this offering (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules).

Statements made in this prospectus supplement or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

PROSPECTUS

SHARPSPRING, INC.

$50,000,000 Shares of Common Stock / Preferred Stock / Debt Securities / Warrants / Units

746,288 Shares of Common Stock Offered by Selling Security Holders

This prospectus relates to (i) common stock, preferred stock, debt securities, warrants and units that SharpSpring, Inc. may sell from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be determined at the time of sale, which securities may be sold either individually or in units, and (ii) the proposed resale or other disposition from time to time of up to 746,288 shares of SharpSpring, Inc. common stock, $0.001 par value per share, by the selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale or other disposition of common stock by the selling security holders. We and the selling security holders may offer securities at the same time or in separate transactions.

Each time we sell securities hereunder, we will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be offered and sold in the same offering or in separate offerings, directly to purchasers, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our or the selling security holders’ arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale of securities offered by us will also be included in a prospectus supplement.

The selling security holders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling security holders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See "Plan of Distribution" beginning on page 17 for more information about how the selling security holders may sell or dispose of their shares of common stock.

Our voting common stock is listed on the NASDAQ Capital Market, under the symbol "SHSP." On February 1, 2018, the last reported sale price of our voting common stock on the NASDAQ Capital Market was $4.78 per share.

As of February 1, 2018, the aggregate market value of our common stock held by our non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity on that date, was approximately $36,511,600, based on 8,445,016 shares of outstanding common stock, of which 7,638,410 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2018.

i

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. The selling security holders may use this prospectus to sell an aggregate of 746,288 shares of our common stock that were previously issued to the selling security holders.

This prospectus provides you with a general description of the securities we or the selling security holders may offer. Each time we or the selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus to “SharpSpring” “Company,” “we,” “our” or “us” and other similar terms means SharpSpring, Inc., a Delaware corporation, and all subsidiaries.

 PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section.

Business Overview

We provide SaaS based marketing technologies to customers around the world. Our focus is on marketing automation tools that enable customers to interact with a lead from an early stage and nurture that potential customer using advanced features until it becomes a qualified sales lead or customer. We primarily offer our premium SharpSpring marketing automation solution, but also have customers on the SharpSpring Mail+ product, which is a subset of the full suite solution.

We believe our recent growth has been driven by the strong demand for marketing automation technology solutions, particularly in the digital marketing agency vertical for the small and mid-size business market. Our products are offered at competitive prices with unlimited multi-lingual customer support. We employ a subscription-based revenue model. We also earn revenues from additional usage charges that may come into effect when a customer exceeds a transactional limit, or when ancillary products and services are purchased.

During 2016, we discontinued our GraphicMail email marketing product and migrated those customers to our SharpSpring Mail+ product, which is a subset of the full suite solution that is focused on more traditional email marketing while also including some of the advanced functionality available in our premium offering. On June 27, 2016, we sold our SMTP email relay service which provided customers with the ability to increase the deliverability of email with less time, cost and complexity than handling it themselves.

Our Corporate Organization

We were incorporated in Massachusetts in October 1998 as EMUmail, Inc. During 2010, we changed our name to SMTP.com, then later reincorporated in the State of Delaware and changed our name to SMTP, Inc. In December 2015, we changed our name to SharpSpring, Inc. and changed the name of our SharpSpring product U.S. operating subsidiary from SharpSpring, Inc. to SharpSpring Technologies, Inc.

Our wholly owned subsidiaries consist of (i) SharpSpring Technologies, Inc., a Delaware corporation; (ii) InterInbox SA, a Swiss corporation; (iii) ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company; (iv) ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company; (v) Quattro Hosting LLC, a Delaware limited liability company; (vi) SMTP Holdings S.a.r.l., a Luxembourg S.a.r.l.; and (vii) InterCloud Ltd, a Gibraltar Limited Company.

Additional Information

Our corporate headquarters is located at 550 SW 2nd Avenue, Gainesville, FL 32601. Our telephone number is 888-428-9605. Our corporate website is www.sharpspring.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

We may offer up to $50,000,000 of common stock, preferred stock, debt securities, warrants or units in one or more offerings and in any combination. In addition, the selling security holders may offer up to 746,288 shares of common stock in one or more offerings. See “Selling Security Holders” on page 16 for more information on the selling security holders. We will not receive any proceeds from the sale of the securities by the selling security holders.

This prospectus provides you with a general description of the securities we or the selling security holders may offer. A prospectus supplement, which we will provide each time we or the selling security holders offer securities, will describe the specific amounts, prices and terms of the securities we or the selling security holders determine to offer.

We or the selling security holders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, the selling security holders, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

 INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under Risk Factors beginning on page 5 of this prospectus, these factors include:

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strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;
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changes in customer demand;
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the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services;
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the occurrence of hostilities, political instability or catastrophic events;
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developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards; and
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disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment.

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

 RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and the applicable securities.

 USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses, although we have no current plans for any specific acquisitions or investments at this time.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus, we will not receive any proceeds from the sale of securities by selling security holders. The selling security holders will receive all of the proceeds from such sale. The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in disposing of the shares held by him. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

 DESCRIPTION OF SECURITIES TO BE REGISTERED

The following information describes our capital stock and other securities we may offer pursuant to the registration statement of which this prospectus forms a part, as well as provisions of our amended certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended certificate of incorporation and bylaws both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Delaware law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

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common stock;
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preferred stock;
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secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;
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warrants to purchase our securities;
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units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of February 2, 2018, approximately 8,445,016 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities.

Preferred Stock

As of February 2, 2018, no shares of preferred stock are currently outstanding.

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Our amended certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The prospectus supplement for a series of preferred stock will specify:

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the maximum number of shares;
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the offering price of the shares;
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the designation of the shares;
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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;
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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;
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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;
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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;
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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;
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the voting rights; and
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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Debt Securities

As of February 2, 2018, no debt securities are currently outstanding.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, if we issue debt securities, the terms of the debt securities will be provided in a prospectus supplement to this prospectus and the final form of indenture will be incorporated by reference from a current report that we filed with the SEC. However, we may elect to issue convertible debt securities without an indenture. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Please refer to the prospectus supplement and the final form of indenture (if we issue debt securities pursuant to an indenture) for the terms and conditions of the offered debt securities. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under an indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior unsecured indebtedness issued under an indenture.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;
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if we fail to pay interest when due and payable and our failure continues for certain days;
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if we fail to observe or perform any other covenant contained in the securities of a series or in the indenture, and our failure continues for a certain number of days after we receive written notice from the trustee or holders of at least a certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series;
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if specified events of bankruptcy, insolvency or reorganization occur; and
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if any other event of default provided with respect to securities of that series, which is specified in a board of directors resolution, a supplemental indenture to the indenture or other documents described in the indenture.

The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

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the title of debt securities and whether they are subordinated or senior debt securities;
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any limit on the aggregate principal amount of debt securities of such series;
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the percentage of the principal amount at which the debt securities of any series will be issued;
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the ability to issue additional debt securities of the same series;
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the purchase price for the debt securities and the denominations of the debt securities;
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the specific designation of the series of debt securities being offered;
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the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
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the basis for calculating interest if other than 360-day year or twelve 30-day months;
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the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
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the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;
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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
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the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;
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the rate or rates of amortization of the debt securities, if any;
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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
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our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
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the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
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any restriction or condition on the transferability of the debt securities of a particular series;
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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;
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the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
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any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
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the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
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what subordination provisions will apply to the debt securities;
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the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;
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whether we are issuing the debt securities in whole or in part in global form;
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any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
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the depositary for global or certificated debt securities, if any;
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any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
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any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;
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the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
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if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
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the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;
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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
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any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

As of February 2, 2018, we had warrants outstanding to purchase an aggregate of 80,000 shares of our common stock at an exercise price of $7.8125 per share, subject to adjustment. The warrants are scheduled to expire on January 30, 2020, or earlier upon redemption.

We may offer and issue warrants to purchase shares of our common stock or preferred stock or debt securities. The warrants may be issued independently or as a part of units consisting of shares of our common stock or preferred stock or debt securities and warrants to purchase additional shares of our common stock or preferred stock or debt securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.

The prospectus supplement will describe the following terms of warrants to purchase our common stock, preferred stock or debt securities to the extent applicable:

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the title of the warrants;
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the common stock common stock, preferred stock or debt securities for which the warrants are exercisable;
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the price at which the warrants will be issued and the exercise price of the warrants;
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the aggregate number of warrants offered;
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the number of shares of common stock or preferred stock or debt securities that may be purchased upon the exercise of each warrant;
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whether the warrants are being offered separately or as a part of units consisting of shares of our common stock or preferred stock or debt securities and warrants to purchase additional shares of our common stock or preferred stock or debt securities;
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the terms of any right by us to redeem the warrants;
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the date on which the right to exercise the warrants will commence and the date on which this right will expire;
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the procedures for exercising the warrants;
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the terms on which the warrants may be amended;
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the terms of any adjustments in the warrant exercise price and the number of shares of common stock or preferred stock or debt securities purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock;
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the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;
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the maximum or minimum number of warrants which may be exercised at any time; and
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the material United States federal income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase common stock or preferred stock will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Units

As of February 2, 2018, no units are currently outstanding.

We may offer and issue units that consist of shares of our common stock or preferred stock, debt securities and warrants to purchase additional shares of our common stock or preferred stock or debt securities. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one share of our common stock or preferred stock or debt securities and one warrant to purchase an additional share of our common stock or preferred stock or debt securities at a specified price. The holder of a unit will also hold each of the securities that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our common stock, preferred stock, debt securities and warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:

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the price of each unit;
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the securities comprising each unit;
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the exercise price of the warrants comprising part of the units;
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the aggregate number of units offered;
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the number of shares of common stock or preferred stock or debt securities that may be purchased upon the exercise of each warrant comprising part of a unit;
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the terms of any right by us to redeem any of the securities comprising the units;
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the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;
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any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;
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the terms on which the units or warrants forming part of the units may be amended;
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with respect to preferred stock forming part of the units, the other matters listed above under “Description of Securities to be Registered—Preferred Stock”;
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with respect to debt securities forming part of the units, the other matters listed above under “Description of Securities to be Registered—Debt Securities”;
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with respect to warrants forming part of the units, the other matters listed above under “Description of Securities to be Registered—Warrants”; and
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the material United States federal income tax consequences applicable to the units.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our amended certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

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for any breach of the director’s duty of loyalty to us or our stockholders;
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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
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under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; or
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for any transaction from which the director derives an improper personal benefit

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our amended certificate of incorporation provides for the indemnification of our directors and officers, and, to the extent authorized by our board in its sole and absolute discretion, employees and agents, to the full extent authorized by, and subject to the conditions set forth in the Delaware law.

Anti-Takeover Provisions

Certain of our charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and certain members of our board of directors, could lower the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Charter and Bylaw Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our amended certificate of incorporation and bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

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prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
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empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;
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provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and
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provide that our directors will be elected by a plurality of the votes cast in the election of directors.

These provisions could lower the price that future investors might be willing to pay for shares of our common stock.

Delaware Law

Section 203 of the Delaware General Corporation Law is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

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prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or
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on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our certificate of incorporation, as amended, and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Contractual Provisions

Our employee stock option agreements include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and certain members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc. The transfer agent and registrar’s address is 1981 E Murray Holladay Rd # 100, Salt Lake City, UT 84117. The transfer agent’s telephone number is 1-801-272-9294.

Listing

Our voting common stock is listed on The NASDAQ Capital Market under the symbol “SHSP.”

 SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling security holders were previously issued to the selling security holders pursuant to the asset purchase agreement dated August 12, 2014, as amended, between our Company and RCTW, LLC, a Delaware limited liability company, f/k/a SharpSpring, LLC. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time pursuant to the terms of the asset purchase agreement. Each of the selling security holders is a current executive officer of our Company, and a co-founder and former officer of RCTW, LLC.

The following table sets forth the number of shares of our common stock being offered by the selling security holders. The selling security holders are not making any representation that any shares of our common stock currently held by the selling security holders will be offered for sale. The selling security holders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling security holders. The following table assumes that all of the shares of our common stock currently held by the selling security holders being registered pursuant to this prospectus will be sold.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	%	Number of shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	%
Richard Carlson (1)(2)	766,078	8.8%	539,828	226,250	2.6%
Travis Whitton (1)(3)	245,940	2.9%	206,460	39,480	0.5%
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(1)
Percentage ownership is based on 8,445,016 shares of common stock outstanding as of February 1, 2018. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and generally includes shares over which the selling security holder has voting or dispositive power, including any shares the selling security holder has the right to acquire within 60 days of February 1, 2018.  Mr. Carlson has the right to acquire 226,250 shares within 60 days of February 1, 2018, while Mr. Whitton has the right to acquire 39,480 shares within 60 days of February 1, 2018 pursuant to stock option agreements with the Company. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the selling security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated herein, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them.

(2)
Richard Carlson has been a director and has served as our Company’s Chief Executive Officer and President since October 1, 2015. From August 1, 2015 to October 1, 2015, he served as President of our Company. From August 2014 until August 2015, he served as the President of SharpSpring Technologies, Inc., our wholly owned subsidiary. Mr. Carlson founded RCTW, LLC in December 2011 and served as its President until it was acquired by our Company in August 2014.

(3)
Travis Whitton has served as our Chief Technology Officer since August 2014. Mr. Whitton was a co-founder of RCTW, LLC and served as its Chief Technology Officer from January 2012 until it was acquired by our Company in August 2014.

 PLAN OF DISTRIBUTION

We and the selling security holders may sell securities covered by this prospectus in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents or (iv) through a combination of any of these methods. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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the names of any underwriters, dealers or agents;
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the respective amounts underwritten;
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the name or names of any managing underwriter or underwriters;
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the terms of the offering;
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the purchase price of the securities and the net proceeds to us from the sale;
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any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
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any public offering price;
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any discounts or concessions allowed or re-allowed or paid to dealers; and
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any commissions paid to agents.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

Sale Through Underwriters or Dealers

If underwriters are used in an offering, the underwriters will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

If dealers are used in the sale of securities offered through this prospectus, we and the selling security holders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

At-the-Market Offerings

We and the selling security holders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us or the selling security holders.

Direct Sales and Sales Through Agents

We and the selling security holders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling security holders may sell the securities covered by this prospectus directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we and the selling security holders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling security holders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling security holders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We and the selling security holders may also make sales through the Internet or through other electronic means. Since we and the selling security holders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling security holders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us and the selling security holders, to indemnification by us and the selling security holders against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and the selling security holders, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

Certain legal matters will be passed upon for us by David M. Bovi, P.A., Palm Beach Gardens, Florida. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

 EXPERTS

Cherry Bekaert LLP, independent registered public accounting firm, has audited our consolidated financial statements as of, and for the year ended, December 31, 2016, included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Cherry Bekaert LLP’s report, given on their authority as experts in accounting and auditing.

McConnell & Jones, LLP, independent registered public accounting firm, has audited our consolidated financial statements as of, and for the year ended, December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on McConnell & Jones, LLP’s report, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.sharpspring.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules):

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017;
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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, from our Definitive Proxy Statement on Schedule 14A relating to our 2017 Annual Meeting of Stockholders, filed with the SEC on May 1, 2017;
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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 15, 2017, June 30, 2017, filed with the SEC on August 11, 2017, and September 30, 2017, filed with the SEC on November 13, 2017;
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Our Current Reports on Form 8-K filed with the SEC on April 5, 2017, May 19, 2017, June 5, 2017, July 3, 2017, August 1, 2017, October 30, 2017, and November 8, 2017 (Item 8.01 only); and
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The description of the Common Stock set forth in our Registration Statement on Form 8-A filed with the SEC on January 27, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the registration statement of which this prospectus is a part and prior to the termination of this offering (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules).

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may obtain a copy of the foregoing documents from us without charge by writing or calling us at the following address and telephone number:

SharpSpring, Inc.
550 SW 2nd Avenue
Gainesville, FL 32601
888-428-9605
Attention: Chief Financial Officer

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

SharpSpring, Inc.

    770,000 Shares

Common Stock

____________________________

PROSPECTUS SUPPLEMENT

________________________

Canaccord Genuity

 March 7, 2019